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                                                                       Exhibit 5
                              OPINION OF COUNSEL

                                August 6, 1999


ACT Teleconferencing, Inc.
Suite 130
1658 Cole Boulevard
Golden, Colorado 80401

         RE:    Registration on Form S-3
                ------------------------

Ladies and Gentlemen:

         You have requested our opinion as counsel for ACT Teleconferencing, Inc., ACT, a Colorado corporation, in connection with your registration statement on Form S-3 under the Securities Act of 1933, the Securities Act, as amended, and the rules and regulations promulgated under the Securities Act, for the offering of 132,482 shares of common stock, no par value, the shares, by the selling shareholders.

         We have examined ACT Form S-3 filed with the SEC on February 15, 1999, the registration statement, and amendments to the registration statement. We have also examined the amended and restated articles of incorporation of ACT as on file with the Secretary of State of the State of Colorado, the amended and restated bylaws and the minute book of ACT, various exhibits filed in connection with the registration statement, and other documents as we have deemed necessary to provide a basis for the opinion expressed in this opinion. We have also consulted with officers and directors of ACT to clarify, confirm, or supplement the foregoing documentation.

         Based on the foregoing, it is our opinion that the shares have been legally and validly issued and are fully paid and non-assessable, and that all of the necessary corporate action on the part of ACT has been taken to authorize the sale of the shares by the selling shareholders.

         We consent to the filing of this opinion as an exhibit to the registration statement and consent to the use of our name under the caption "Legal Matters" in the prospectus.

                                        Very truly yours,

                                        /s/ FAEGRE & BENSON LLP

                                        Faegre & Benson LLP